EXHIBIT 10.29


7



                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------



     This Separation Agreement and General Release (this "Agreement") is made by and between Arik Kilman ("Employee") and Level 8 Systems, Inc. (the "Company").

     The Company and Employee desire to effect a severance of Employee's employment with the Company on the terms and conditions set forth in this Agreement. The Company and Employee agree that it is in their best interests to settle any and all matters that might arise out of Employee's former employment with the Company. Therefore, in consideration of the mutual promises contained in this Agreement, the Company and Employee agree to the following:

     1.     SEVERANCE.  By  executing this Agreement, Employee acknowledges that
            ----------
his employment relationship with the Company will terminate as of May 7, 2001 (the "Termination Date"). Employee shall also immediately resign his seat on the Board of Directors of Level 8 Systems, Inc. and will not seek re-election to that Board.

     2.     SEVERANCE  ARRANGEMENT.  In  full  consideration  and  as  material
            -----------------------
inducement for Employee to execute this Agreement, and in full and complete settlement of any and all claims (including any claim Employee may have for attorneys' fees, expenses and costs), the Company will:

a. Pay Employee a total of $750,000 (which amount includes payment in lieu of 60 days accrued vacation, accrued salary and amounts otherwise payable under section 4(b) of the Employment Agreement referred to below) in the following manner: $600,000 on the ninth day after the execution of this Agreement and $150,000 on the forty-fifth day after the ninth day. The parties acknowledge that Employee has been rendering service to the Company solely outside the United States under the March 21, 2001 Employment Agreement between Employee and Company (it being understood that Employee has spent time in the United States under the terms of that Employment Agreement to attend meetings of the Board of Directors in his role as a Director). Therefore, it is agreed that there shall be no withholding taxes from, or with respect to, any payment or issuance under section 2(a) or 2(c). Employee agrees that should the Company be required to pay any taxes or penalties or interest on this payment, he hereby indemnifies the Company against that payment and will promptly reimburse the Company for any such payment (it being agreed that (i) the Company shall not take any position inconsistent with, and Employee shall be entitled to prompt notice of any actual or threatened claim or challenge by any taxing authority with respect to, the position set forth in the third sentence of this section 2(a) (the "Position"), and (ii) Employee shall be entitled to participate in, and control the defense of any such proceeding with respect to the Position, and the Company shall cooperate with Employee in connection therewith).

b. Reimburse Employee in accordance with the Company's expense reimbursement policies for all normal business expenses incurred by Employee prior to the Termination Date.

c. On the ninth day after the execution of this Agreement, issue to Employee 250,000 shares of the Company's common stock.

d. The Company acknowledges that the furniture in the Company apartment in New York with the exception of the "big bed" is the personal property of Employee. Employee shall have thirty (30) days from the date of this Agreement to remove the furniture from the apartment. At that time, Employee shall return the keys to the apartment to the Director of HR for the Company.

If Employee does not revoke this Agreement and the Company fails to make any payment or effect any issuance in accordance with this section 2, Employee may, by notice given to the Company at any time after such failure and upon Company's failure to cure said non-payment or non-issuance within ten days after receipt of notice, revoke this Agreement in its entirety, and, immediately upon such revocation, this Agreement shall be deemed void ab initio.

     3.     GENERAL  RELEASE.  As  a material inducement to the Company to enter
            -----------------
into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates) and all persons acting by, through, under or in concert with any of them (collectively "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex and national origin discrimination); (2) the Americans with Disabilities Act (disability
discrimination);  (3)  42  U.S.C.   1981  (discrimination);  (4)  the  Age
Discrimination in Employment Act (29 U.S.C. 621- 624); (5) 29 U.S.C. 206(d)(1) (equal pay); (6) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination);
(8)  Section  503 of the Rehabilitation Act of 1973 (disability discrimination);
(9) Employee Retirement Income Security Act (ERISA); (10) intentional or negligent infliction of emotional distress or "outrage;" (11) defamation; (12) interference with employment or contractual relations; (13) wrongful discharge; and (14) invasion of privacy, ("Claim" or "Claims"), which Employee now has, owns or holds or claims to have, own or hold or which Employee at any time heretofore had, owned or held or claimed to have, own or hold against each or any of the Releasees at any time up to and including the date of this Agreement. This release does not include those claims that cannot be waived under Federal or State law or any liabilities of Liraz Systems Ltd. to Employee.

     Company hereby irrevocably and unconditionally releases, acquits and forever discharges Employee his heirs, representatives, and assigns (collectively "Employee Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any federal, state or other governmental statute, regulation or ordinance.

Nothing in this section 3 shall affect the rights of the parties hereunder or the rights of Employee to indemnification under the Company's by-laws, certificate of incorporation and Delaware law.

4.     CONFIDENTIALITY  AND  PROFESSIONALISM.  Employee  shall  not  make  any
       --------------------------------------
statements about the Company or its employees that reasonably could be construed as derogatory to any of them. Company agrees that it will not make any statement concerning Employee or his performance with the Company other than as set forth in this Agreement without Employee's express written permission. In addition, the Company will not make any statement(s) concerning the Company's performance during Employee's tenure as Chairman and CEO or CSO of the Company that could be construed as derogatory to Employee or which reflects negatively on Employee's performance of his duties while occupying those offices.

     5.     AGREEMENT NOT TO DISCLOSE TRADE SECRET AND CONFIDENTIAL INFORMATION.
            --------------------------------------------------------------------
Employee shall not, at any time, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information to any third party without the Company's prior written consent. "Confidential Information" shall mean that secret or proprietary information of any kind or nature disclosed to Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee) at any time during Employee's employment by or acting as a consultant to the Company. Such secret or proprietary information shall include (unless such information is generally known in the industry through no action of Employee) information relating to the design, manufacture, application, know-how, research and development of the Company's present, past or prospective products, sources of supplies and materials, operating and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of the Company's products or services. Such secret or proprietary information shall specifically include, without limitation, all information contained in the Company's manuals, memoranda, formulae, plans, drawings and design specifications, supply sources, computer programs and records identified by the Company as confidential information. In addition, to constitute Confidential Information, the information must have value because it is not generally known to the public, and the Company must have taken reasonable means to protect the information.

     6.     PROPRIETARY RIGHTS OF THE COMPANY.  Employee acknowledges and agrees
            ---------------------------------
that all Inventions (or any modifications thereof) shall be the property of the Company free of any reserved or other rights of any kind on Employee's part. Employee shall, at the Company's expense, promptly execute formal applications for patents and also do all other acts and things (including, among others, executing and delivering instruments of further assignments, registrations, assurance or confirmation) deemed by the Company necessary or desirable at any time or times in order to effect the full assignment to the Company of Employee's rights, title and interest to such inventions and/or modifications, without payment therefore and without further compensation beyond that provided for in this Agreement. The absence of a request by the Company for information, or for the making of an oath or for the execution of any document, shall in no way be construed to constitute a waiver of the rights of the Company. For purposes of the Agreement, "inventions" shall mean those discoveries, developments and works of authorship, whether or not patentable, relating to the Company's present, past or prospective activities, services and products, which activities, services, and products became known to Employee at any time during Employee's employment, including any patents, models, trade secrets, trademarks, service marks, copyrightable subject matter and any copyrights therein, proprietary information, any design of a useful article (whether the design is ornamental or otherwise), computer programs and related documentation, and other writings, code, algorithms and information and related documentation and materials which the Employee has made, written or conceived during Employee's employment by the Company, either solely or jointly with others, and either on or off the Company's premises (i) while providing services to the Company, or
(ii) with the use of time, materials or facilities of the Company, (iii) relating to any Company product, service or activity of which Employee has knowledge, or (iv) suggested by or resulting from any work performed by or for the Company. Such term shall not be limited to the meaning of "invention" under the United States patent laws.

     7.     NON-SOLICITATION.  Employee  shall  not,  directly or indirectly, on
            ----------------
Employee's behalf or on behalf of others (except on behalf of or with the prior written consent of the Company) for a period of 375 days following the date of this Agreement:

a. solicit or request any other employee of or consultant to the Company to leave the employment of or cease consulting for the Company in order to join the employment of or begin consulting for any Competing Business; or

b. hire any employee of the Company or hire any previous employee of the Company within six (6) months of the date of that employee's exit from the Company, in each case for a Competing Business; or

c. solicit or request any Competing Business to employ or retain as an employee or consultant any employee or consultant of the Company; or

d. provide individual names or lists of names of Company employees to recruiters; or

e. solicit, divert or appropriate to any Competing Business or attempt to solicit, divert or appropriate to a Competing Business any business from any customer or actively sought prospective customer of the Company with whom Employee has dealt, whose dealings with the Company have been supervised by Employee or about whom Employee acquired Confidential Information in the course of employment by the Company.

For purposes of this Section, "Competing Business" means any business organization of whatever form engaged, either directly or indirectly, in any business or enterprise which is the same as or substantially the same as the business of designing, developing, manufacturing, marketing, selling and supporting software products and providing related services similar to those of Cicero.

Employee stipulates and agrees that the restrictive covenants contained in this Section are reasonable in time, scope and territory covered and do not impose a greater restraint than necessary for the protection of the business interests of the Company.

     8.     RETURN  OF COMPANY MATERIALS AND PROPERTY.  Employee understands and
            ------------------------------------------
agrees that Employee will turn over to the Company on or before the Termination Date all files, memoranda, records, credit cards and other documents and all physical or personal property which Employee received from the Company and/or which Employee used in the course of Employee's employment with the Company and which are the property of the Company. Employee represents and acknowledges that as a result of Employee's employment with the Company, Employee has had in Employee's custody, possession and control proprietary documents, data, materials, files and other similar items concerning confidential information of the Company. Employee represents and agrees that Employee has returned all such items and any copies or extras thereof and any other property, files or documents obtained as a result of Employee's employment with the Company. Employee further represents that Employee has held such information in trust and in strict confidence and will continue to do so and that Employee has complied and will comply with the Confidentiality Agreement between Employee and the Company contained in his Employment Agreement. Notwithstanding the above, Employee shall be allowed to retain his laptop. Employee shall also retain his cellular phone, and Company agrees to pay all changes associated with Employee's cellular phone up to $200.00 per month for twelve (12) months from the date of this Agreement.

     9.     REFERENCES.  The  Company  agrees to provide Employee with a neutral
            -----------
reference giving only dates of employment and job title should Employee seek new employment.

     10.     ACKNOWLEDGMENT.  Employee represents that Employee has read all the
             ---------------
terms of this Agreement and has had an opportunity to discuss it with individuals of Employee's own choice who are not associated with the Company. Employee understands that, except as otherwise expressly provided in this Agreement, this Agreement releases forever the Company, its parent, subsidiaries and affiliated corporations and each of their respective stockholders, officers, directors, employees, agents, heirs, legal representatives, predecessors, successors, assigns and transferees from any legal action arising from Employee's employment relationship with and the termination of Employee's employment relationship by the Company. Employee signs this Agreement of Employee's own free will in exchange for the consideration to be given to Employee pursuant to Section 2 of this Agreement, which Employee acknowledges is adequate and satisfactory. Employee agrees that neither the Company nor its agents, representatives or employees have made any representations to Employee concerning the terms or effects of this Agreement other than those contained in this Agreement.

     11.     AGE DISCRIMINATION IN EMPLOYMENT ACT.  Employee hereby acknowledges
             ------------------------------------
and agrees that this Agreement and the termination of Employee's employment are in compliance with the Age Discrimination in Employment Act and the Older Workers' Benefit Protection Act and that the releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under these Acts. Employee further acknowledges and agrees that:

a. The release given by Employee in this Agreement is given solely in exchange for the consideration set forth in this Agreement and such consideration is in addition to anything of value which Employee was entitled to receive prior to entering into this Agreement;

b. By entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed;

c. Employee has been advised to consult an attorney prior to entering into this Agreement, and this provision of this Agreement satisfies the requirement of the Older Workers' Benefit Protection Act that Employee be so advised in writing;

d. Employee has been offered forty-five (45) days from receipt of this Agreement within which to consider this Agreement; and

e. For a period of seven (7) days following execution of this Agreement, the Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable against Employee until such seven (7)-day period has expired.

     12.     SEVERABILITY.  The provisions of this Agreement can be severed, and
             -------------
if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective, and this Agreement shall be construed as if such unenforceable provision(s) had never been contained herein. It is the intent of the parties that this Agreement be enforced to the maximum extent permitted by law.

     13.     ENTIRE  AGREEMENT.  This Agreement embodies the entire agreement of
             ------------------
the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

     14.     BINDING  EFFECT.  As used in this Agreement, all references to "the
             ----------------
Company" will also be construed to refer to the Company's parent corporation, subsidiaries, affiliates and controlling parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, transferees and assigns.

     15.     NON-ADMISSION  OF  LIABILITY.  This  Agreement  shall  in no way be
             -----------------------------
construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Company.

     16.     AUTHORIZATION.  This  Agreement  has  been duly authorized, validly
             --------------
executed and delivered by one or more authorized officers of the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms.


Arik  Kilman


_______________________________                    ________________________
Signature                                        Date



Level  8  Systems,  Inc.


By:  ____________________________                    ________________________
                                             Date
Title:  Chairman  and  CEO



By:  ____________________________                    ________________________
                                             Date
Title:  President